[LETTERHEAD]
KPMG Peat Marwick LLP
     Certified Public Accountants

                                  EXHIBIT 23.2
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                    CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS
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The Board of Directors
Del Webb Corporation:


We consent to the use of our report incorporated herein by reference. Our report refers to a change in the method of accounting for income taxes.




Phoenix, Arizona
December 18, 1995